Exhibit 4(b)(vii)

                      GE LIFE AND ANNUITY ASSURANCE COMPANY
                     GUARANTEED MINIMUM INCOME BENEFIT RIDER
--------------------------------------------------------------------------------


This rider provides for an alternative to the life income options found in the Optional Payment Plans section of the policy. Upon surrender of the policy, you may elect to apply the Guaranteed Minimum Annuitization Proceeds to provide a life income under an income payment plan you select. The Guaranteed Minimum Income Benefit will be the applicable income factor multiplied by the Guaranteed Minimum Annuitization Proceeds, divided by 1000.

On the election dates shown on the policy data pages, the Owner may surrender the policy and apply the Guaranteed Minimum Annuitization Proceeds to a Fixed Life Income Option. The options available are Life Income With Period Certain and Joint Life and Survivor Income. For elections that occur during the time period shown on the policy data pages, the income factors used are the ones contained in this rider. For elections occurring after the expiration of the time period shown on the policy data pages, the applicable income factors are the ones shown in the Optional Payment Plans section of your policy.

Income payments under any payment plan selected are subject to the rules specified in the policy. Limitations on the timing of your election and the amount of proceeds that can be applied are described below and on the policy data pages. The benefits provided by this rider cannot be assigned.

When This Rider is Effective

This rider is effective on the policy date, unless another date is shown on the policy data pages. The rider will remain in effect while this policy is in force and until income payments begin.

Guaranteed Minimum Annuitization Proceeds

On the policy date, the Guaranteed Minimum Annuitization Proceeds are equal to the premiums paid. At the end of each valuation period after the policy date, the Guaranteed Minimum Annuitization Proceeds equal the least of:

o The total of all premiums received, multiplied by two, adjusted for any partial surrenders made prior to or during the valuation period; or

o The Guaranteed Minimum Annuitization Proceeds at the end of the preceding valuation period, increased as specified below, plus any additional premiums paid during the current valuation period, and adjusted for any partial surrenders made during the current valuation period; or

o The maximum Guaranteed Minimum Annuitization Proceeds shown in the policy data pages.


The amount of increase for the valuation period will be calculated by applying a factor to the Guaranteed Minimum Annuitization Proceeds at the end of the preceding valuation period. Until the anniversary on which the Annuitant attains age 80, the factor is determined for each valuation period at the annual rate specified on the policy data pages.

With respect to any amounts invested in certain Investment Subdivisions shown on the policy data pages, the increase factor will be calculated as the lesser of:

o The Net Investment Factor of the Investment Subdivision for the valuation period, minus one; or

o A factor for the valuation period equivalent to the annual rate specified on the policy data pages.

With respect to any amounts invested in the Guarantee Account, the increase factor for each such amount will be calculated as the lesser of:

o A factor for the valuation period equivalent to the annual interest rate that applies to such amount; or

o A factor for the valuation period equivalent to the annual rate specified on the policy data pages.

On the policy anniversary at which the Annuitant attains age 80, the Guaranteed Minimum Annuitization Proceeds will stop increasing and the factor for each subsequent valuation period will be zero. Guaranteed Minimum Annuitization
Proceeds will continue to be adjusted for subsequent premium payments and partial surrenders. Charges for the rider will also continue to be deducted from Account Value while the rider is in effect.

The Guaranteed Minimum Annuitization Proceeds will be adjusted by partial surrenders taken before or at the time you elect a life income or otherwise surrender your policy. The adjustment for partial surrenders is described in the policy data pages.

The following paragraph is added to the Account Value Benefits Section of this policy:

Annual Income Benefit Change

There will be a charge made for each policy year that the rider is in effect for the coverage available under its terms. This charge is made in arrears at the beginning of each policy year after the first against the Account Value allocated to the Separate Account. The charge is applied to the average Guaranteed Minimum Annuitization Proceeds during the previous year at an annual rate shown on the policy data pages. We reserve the right to charge a prorata portion of the annual charge at surrender.

If the Guarantee Account applies and the Account Value in the Separate Account is insufficient to cover the Annual Income Benefit Charge, then the deduction will be made first from the Account Value in the Separate Account. The excess of the charges over the Account Value in the Separate Account will then be deducted from the Account Value in the Guarantee Account. Deductions from the Guarantee Account will be taken from the amounts which have been in the Guarantee Account for the longest period of time.

Payment Plans

The following rates will apply if an election to apply Guaranteed Minimum Annuitization Proceeds to a life income option is made on certain election dates as described above and in the policy date pages.

Plan 1. Life Income with Period Certain. We will make monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15, or 20 years. Payments will be according to the table below. Guaranteed amounts payable under this plan will earn interest at 2.5% compounded yearly. We may increase the interest rate and the amount of any payment. If the Payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same rate used in calculating Income Payments. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amounts will be paid in one sum to the Payee's estate unless otherwise provided.



                                  Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 1.
----------------------------------------------------------------------------------------------------------------------------
Settlement      Male Payee              Female Payee         Settlement        Male Payee                Female Payee
       -----------------------------------------------------           -----------------------------------------------------
       10 Years 15 Years 20 Years 10 Years 15 Years 20 Years           10 Years 15 Years 20 Years 10 Years 15 Years 20 Years
  Age   Certain  Certain  Certain  Certain  Certain  Certain    Age     Certain  Certain  Certain  Certain  Certain  Certain
----------------------------------------------------------------------------------------------------------------------------
   20    $2.58    $2.58    $2.58    $2.48    $2.48    $2.48      65      $5.23    $4.96    $4.60    $4.63    $4.50    $4.31
----------------------------------------------------------------------------------------------------------------------------
   25     2.68     2.68     2.67     2.56     2.56     2.56      66       5.38     5.07     4.67     4.76     4.61     4.39
----------------------------------------------------------------------------------------------------------------------------
   30     2.80     2.80     2.79     2.66     2.66     2.66      67       5.54     5.17     4.74     4.90     4.72     4.47
----------------------------------------------------------------------------------------------------------------------------
   35     2.96     2.95     2.94     2.78     2.78     2.77      68       5.70     5.28     4.80     5.04     4.84     4.55
----------------------------------------------------------------------------------------------------------------------------
   40     3.15     3.14     3.12     2.93     2.93     2.92      69       5.87     5.39     4.86     5.19     4.95     4.62
----------------------------------------------------------------------------------------------------------------------------
   45     3.39     3.37     3.34     3.12     3.11     3.10      70       6.04     5.50     4.91     5.35     5.07     4.70
----------------------------------------------------------------------------------------------------------------------------
   50     3.69     3.65     3.60     3.36     3.35     3.32      71       6.21     5.60     4.96     5.52     5.19     4.77
----------------------------------------------------------------------------------------------------------------------------
   51     3.76     3.72     3.65     3.42     3.40     3.37      72       6.39     5.71     5.01     5.70     5.32     4.83
----------------------------------------------------------------------------------------------------------------------------
   52     3.84     3.79     3.71     3.48     3.46     3.43      73       6.58     5.81     5.05     5.89     5.44     4.90
----------------------------------------------------------------------------------------------------------------------------
   53     3.91     3.86     3.78     3.54     3.52     3.48      74       6.76     5.90     5.09     6.08     5.56     4.95
----------------------------------------------------------------------------------------------------------------------------
   54     3.99     3.93     3.84     3.61     3.58     3.54      75       6.95     5.99     5.12     6.28     5.67     5.00
----------------------------------------------------------------------------------------------------------------------------
   55     4.08     4.01     3.90     3.68     3.65     3.60      76       7.13     6.07     5.15     6.48     5.78     5.05
----------------------------------------------------------------------------------------------------------------------------
   56     4.17     4.09     3.97     3.75     3.71     3.66      77       7.32     6.15     5.17     6.69     5.89     5.09
----------------------------------------------------------------------------------------------------------------------------
   57     4.26     4.17     4.04     3.83     3.79     3.73      78       7.50     6.22     5.19     6.90     5.99     5.12
----------------------------------------------------------------------------------------------------------------------------
   58     4.36     4.26     4.11     3.91     3.86     3.79      79       7.68     6.29     5.21     7.11     6.08     5.15
----------------------------------------------------------------------------------------------------------------------------
   59     4.47     4.35     4.18     4.00     3.94     3.86      80       7.85     6.34     5.23     7.32     6.17     5.18
----------------------------------------------------------------------------------------------------------------------------
   60     4.58     4.44     4.25     4.09     4.03     3.93      81       8.02     6.39     5.24     7.53     6.24     5.20
----------------------------------------------------------------------------------------------------------------------------
   61     4.70     4.54     4.32     4.18     4.11     4.01      82       8.17     6.44     5.25     7.73     6.31     5.22
----------------------------------------------------------------------------------------------------------------------------
   62     4.82     4.64     4.39     4.29     4.20     4.08      83       8.32     6.48     5.26     7.92     6.37     5.23
----------------------------------------------------------------------------------------------------------------------------
   63     4.95     4.74     4.47     4.40     4.30     4.16      84       8.46     6.51     5.26     8.10     6.42     5.24
----------------------------------------------------------------------------------------------------------------------------
   64     5.09     4.85     4.54     4.51     4.40     4.24    85&over    8.58     6.54     5.27     8.27     6.46     5.25
----------------------------------------------------------------------------------------------------------------------------
Values for ages not shown will be furnished upon request.

Plan 2. Joint Life and Survivor  Income.  We will make  monthly  payments to two
Payees for a guaranteed minimum of 10 years. Each Payee must be at least 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 2.5% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either Payee is living. If both Payees die before the end of the minimum period, the amount of the remaining payments for the 10-year period will be discounted at the same rate used in calculating the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.

Plan 2 Table

    Monthly payment rates for each $1000 of proceeds under Plan 2.
  -------------------------------------------------------------------------------------------------
    Male                                   Female Settlement Age
  Settlement --------------------------------------------------------------------------------------
     Age       35      40     45      50      55      60      65     70      75      80   85&over
  -------------------------------------------------------------------------------------------------
      35     $2.65   $2.71  $2.77   $2.82   $2.86   $2.89   $2.91  $2.93   $2.94   $2.95   $2.95
  -------------------------------------------------------------------------------------------------
      40      2.68    2.77   2.85    2.92    2.99    3.04    3.08   3.11    3.12    3.14    3.14
  -------------------------------------------------------------------------------------------------
      45      2.71    2.81   2.92    3.02    3.12    3.20    3.27   3.31    3.35    3.37    3.38
  -------------------------------------------------------------------------------------------------
      50      2.73    2.85   2.98    3.11    3.25    3.37    3.48   3.56    3.62    3.66    3.68
  -------------------------------------------------------------------------------------------------
      55      2.75    2.88   3.03    3.19    3.37    3.54    3.70   3.84    3.94    4.01    4.05
  -------------------------------------------------------------------------------------------------
      60      2.76    2.90   3.06    3.25    3.47    3.70    3.94   4.15    4.33    4.45    4.53
  -------------------------------------------------------------------------------------------------
      65      2.77    2.91   3.08    3.29    3.54    3.83    4.15   4.47    4.76    4.99    5.12
  -------------------------------------------------------------------------------------------------
      70      2.77    2.92   3.10    3.32    3.60    3.94    4.33   4.77    5.21    5.58    5.82
  -------------------------------------------------------------------------------------------------
      75      2.78    2.92   3.11    3.34    3.64    4.01    4.47   5.01    5.61    6.16    6.57
  -------------------------------------------------------------------------------------------------
      80      2.78    2.93   3.12    3.35    3.66    4.05    4.55   5.18    5.92    6.66    7.25
  -------------------------------------------------------------------------------------------------
   85&over    2.78    2.93   3.12    3.36    3.67    4.07    4.60   5.28    6.11    7.01    7.76
  -------------------------------------------------------------------------------------------------
   Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the Payee's age last birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the Payee.

  ------------------------------------------------------------------
         Year Payments Begin                      Age
                                              Adjustment
  ------------------------------------------------------------------
       After          Prior To
  ------------------------------------------------------------------


  ----                  2001                      0
  2000                  2026                      3
  2025                  2051                      7
  2050                  ----                     10
  ------------------------------------------------------------------

   For GE Life and Annuity Assurance Company.,




President